EXHIBIT 10.1

March 23, 2005

Sam Cowley
2136 E Goldenrod Street
Phoenix, AZ 85044

Re: Hiring Specifications

Dear Mr. Cowley:

You have been offered the position of General Counsel with Swift Transportation, Co., Inc. We have offered you the following compensation package:

•	$325,000.00 annual salary

•	50% target bonus based on performance

•	$100,000.00 sign-on bonus to be paid upon hire. In the event that your employment is terminated, you will repay the sign-on bonus to the company as follows:

•	If you voluntarily terminate your employment within the first 12 months of employment, you will repay 100%

•	If you voluntarily terminate your employment 13 to 24 months from your date of hire, you will repay 66%,

•	If you voluntarily terminate your employment 25 to 36 months from your date of hire, you will repay 33%

•	$700.00 monthly car allowance

•	100,000 stock options will be granted upon hire

•	20% will vest each year

•	100% vested in 5 years

•	20,000 annual target stock options based on performance

•	3 weeks of vacation

•	Eighteen months of severance, based on salary, will be guaranteed if your employment is terminated unless the reason is for gross misconduct

This offer is contingent upon Negative Substance Abuse Screening Test results for controlled substances, job related reference checks, and a pre-employment physical (if required) taken prior to reporting to work.

If the above terms are acceptable, please sign this form on the line indicated below and return it to Barbara Kennedy. Your start date will be April 18, 2005.

We welcome you as new member to our Company!

Sincerely,

Jerry Moyes
Chairman & CEO

Received and acceptable:                                          Date

2200 S. 75th Avenue • Phoenix, AZ 85043
(602) 269-9700 (800) 800-2200